                             ARTICLES OF ASSOCIATION
                              AGRUPACION RUBI, S.A.

Article 1                Company Name

The company's name shall be AGRUPACION RUBI, S.A.

Article 2                Company Purpose

The  purpose  of the  company is to  construct,  operate  and  exploit a thermal treatment plant for the efficient treatment of clay.

The company may carry on the aforementioned business, whether wholly or in part, directly or indirectly by means of  shareholding in other companies that have an analogous purpose, or in any other manner that is permissible in law.

Article 3                Registered Offices

The company's registered offices will be at 51 Avda. Paralelo, Barcelona.

The  company's  management  board  will have the power to remove  the  company's registered offices to another address within the same municipal territory,  also having the power to create or  eliminate  branch  offices or to move such branch offices to other premises.

Article 4                Duration

The company will have an indefinite  existence and will commence  trading on the day on which its  constitution is lodged,  except for those  activities that may require inscription in any administrative  register,  in which event the company will commence the relevant activities on the date of such inscription.

Article 5                Share Capital

The company's  share capital is fixed at TWO HUNDRED AND SEVENTY MILLION PESETAS
(Ptas.  270,000,000),  which will be divided into twenty seven thousand (27,000)
ordinary  shares,  each having a nominal  value of TEN THOUSAND  PESETAS  (Ptas.
10,000).  The shares shall be numbered  from 1 to 27, 000, both  inclusive,  and shall be evidenced by share certificates, it being permissible to issue a single share certificate in respect of one or more shares.

[Missing  text]...[illegible] all legal requirements and a director's signature.
The company's share capital is fully taken up and paid.

Article 6                SYNDICATION

a)       Transfer for Value:

A  shareholder  who  intends  to  transfer  one or more of his  shares  shall be required to  communicate  his intention in writing to the company's  management, indicating  the numbers of the shares in question,  the proposed  purchase price and  the  name  of  the  purchaser.  The  company's  management  shall  in  turn communicate  the  aforementioned  information to all the other  shareholders  at their respective addresses as recorded in the share register, within a period of ten calendar  days. The remaining  shareholders  shall have an option to acquire the shares to be sold within a period of thirty  calendar  days from the date on which the information in question was  communicated to them and, in the event of there being more than one  shareholder  who wishes to exercise  the option,  the shares in question shall be distributed between them in proportion to the shares that they already own, and if any shares should be left over after the division, they shall be awarded to the  shareholder  exercising  this  option who owns the largest  number  of  shares.  If the  said  period  should  expire  without  any shareholder exercising his option to acquire the shares in question, the company shall be required to  exercise  an election  within a period of twenty  calendar days,  calculated from the expiry of the previous thirty day period,  whether to permit the proposed transfer of shares to proceed,  or to acquire the shares for itself in a legally permissible manner. If this period should expire without the shareholders  or the company  having  exercised  their  respective  preferential options to acquire the shares in question,  the shareholder  wishing to transfer his shares to the purchaser in question shall be free to do so in the terms that were  communicated  to the company  management,  provided that such  transferral takes place  within the two months  following  the date on which the last period came to an end.  If the  shareholder  in  question  should  fail to  effect  the transfer during this two-month  period,  he shall be obliged to repeat the offer process.  In the event of there being disagreement with regard to price at which the aforesaid  preferential option of acquisition is to be exercised,  the price of acquisition shall be as determined by the company's auditor.  In the event of the company not being obliged to have its accounts audited, an accountant may be appointed at the instance of any interested party. The determination by the said auditor or accountant shall be binding.

The company  shall in no  circumstances  recognise  the transfer of shares inter vivos unless the rules set out are observed, whether such transfer be voluntary, involuntary or by way of legal execution.  In the two last mentioned  instances, the provisions set out in the following paragraph shall be observed.

b)       Gratuitous Transfers:

The same  preferential  option of  acquisition  shall  exist in the event of the transfer of shares by reason of death or by way of gift. The heirs,  legatees or donees, as the case may be, shall communicate their acquisition of the shares in question to the company's  management board. From that moment onwards, the rules set out in the preceding paragraph a) shall be applied, both with regard to time periods and the right of acquisition. If the relevant time periods should expire without any  shareholder or the company  having  manifested  their  intention to acquire the shares,  there will be proceeded  with the recording of the transfer of the shares in question in the company's share register.

The same rules shall apply in the event of the  acquisition  of shares by way of judicial or administrative  execution  proceedings,  with the time periods being calculated  from the  moment in which the  successful  bidder  communicates  his acquisition of the shares to the management board.

In order to prevent a transfer  of shares from being  recorded in the  company's share register in the instances dealt with in the present paragraph b), it shall be  necessary  for the company to present one or more  shareholders  who wish to acquire the said shares,  it being  necessary for these  shareholders  to be the same ones that manifested  their wish to acquire the shares as set out above, or in the event of the  company  not being able to present  such  shareholders,  it shall be  necessary  for the  company to offer to acquire  the  relevant  shares itself (in a legally permissible manner) at a price equal to the actual value of the shares at the time when the person in question  requests  the transfer to be recorded in the register.  For these purposes, the actual value of the shares in question  shall be determined by the company's  auditor,  except in the event of the company not being obliged to submit its accounts to an audit,  in which case the  value in  question  shall be  determined  by an  auditor  appointed  at the instance of any of the parties involved, or by the Registrar of Companies having jurisdiction over the company's registered offices.

c)       Joint Dispositions.

1a.-  Transfers of shares in favour of a  shareholder's  spouse,  ascendants  or descendents,  whether it be by way of a gift or for value,  shall not be subject to any conditions.

Transfers  of shares  taking  place  from a parent  or  holding  company  to its subsidiary  and vice versa,  as well as transfers of shares that spring from the merger, acquisition, restructuring,  incorporation or liquidation of any company that  holds  shares in the  present  company,  shall  likewise  be free from any restrictions.  A company  shall be deemed to be a parent or  holding  company of another company whenever such a company holds 51% or more of the other company's share capital,  while a company shall be deemed to be a subsidiary  when another company holds the same percentage of its share capital.

Article 7                Governance of the Company

The company shall be governed by the General Meeting of  Shareholders  and shall be managed and represented by the Board of Directors.

Article 8                The General Meeting of Shareholders

An ordinary General Meeting of Shareholders  shall be held within the first half of each financial  year,  while an  extraordinary  General Meeting shall be held whenever such a meeting is called by the Board of Directors, or when the General meeting itself takes the initiative,  or when an application is made in terms of the provisions of Section 100 of the Act.

Without  prejudice  to what is set  out  below,  the  provisions  of the  Public
Companies  Act shall  apply to the  requirements  for  giving  notice of General
Meetings,  the conduct of such meetings, the debating and passing of resolutions at such  meetings,  as well as the  taking and  approval  of  minutes,  the said provisions being applicable to both ordinary and extraordinary General Meetings.

An ordinary or  extraordinary  General Meeting of Shareholders  shall be validly convened at its first sitting when the shareholders  present,  whether in person or by way of  representation,  hold more than 75% of the  company's  shares that carry voting rights. At the second sitting of the General Meeting, it shall only be required that  shareholders  holding 70% of the company's  shares with voting rights be present.

Resolutions of the General Meeting of Shareholders  shall be adopted by means of a vote in favour by the holders of the majority of the  company's  share capital with voting rights,  being present in person or by way of  representation,  with each share carrying one vote.

Notwithstanding  the  provisions  set out in the previous  paragraph,  a vote in favour by the holders of 70% of the company's  share capital with voting rights, being  present in person or by way of  representation,  shall be required in the following instances:

a)  Any kind of amendment to the company statutes;
b)  An increase or reduction of the company's share capital;
c)  Any merger, demerger or restructuring of the company;
d)  Any change to the company's purpose;
e)  Any changes to the requirements established for the adoption of resolutions;
f)  The approval of the company's annual statements;
g)  The issuing of debentures;
h)  Changes to the number of votes of each shareholder;
i)  The appointment of the company's auditors; and
j)  The appointment or discharge of officers of the company.

Article 9                The Board of Directors

The authority to represent the company both in and outside judicial proceedings, shall vest in the Board of Directors.  Consequently,  the Board of Directors may
take or  perform...[missing  text],  provided that it is encompassed  within the company's  purpose,  and may also  exercise  all powers  that are not  expressly reserved to the General  meeting of  Shareholders in terms of the Act. Merely by way of enumeration,  the following matters fall under the authority of the Board of  Directors,  as well as all matters that are related to the ones  enumerated, without any limitation:

To represent  the company in the offices of the state,  autonomous  communities, provinces  or  municipalities,  as well as  before  the  courts,  tribunals  and authorities at any hierarchical level and to act as the legal  representative of the company;  to execute any kind of public and private documents or instruments in the name of the company;  to buy, sell and lease - except acting as lessor in terms of  financial  leases -, to  conclude  leasing  contracts  as  lessee,  to encumber or mortgage  the  company's  movable and  immovable  property;  to buy, encumber,  alienate,  sell, acquire in any manner and, in general,  to carry out any transaction in relation to shares, debentures and other stock or securities;
to form mergers and  associations,  to separate and split off companies,  and to make  declarations for new works, as well as performing any act that is required to be recorded in a registry;  to acquire  immovable  property,  industries  and machinery  by way of lease,  or to rent out that which the  company  may own; to provide surety and guarantees for third parties, without any limitation; to open current and credit accounts and to sign the relevant documents and policies;  to operate such accounts and to perform transactions in the Bank of Spain or in any other mercantile or credit institution, as well as in savings banks; to take out any kind of bond or pledge with regard to all kinds of property  and assets;  to discharge, accept, endorse, negotiate, discount or protest bills of exchange and any other  kind of  document  drawn on a bank;  to  organise  and  regulate  the business of the company in respect of all its activities;  to employ and dismiss personnel;  to make and withdraw deposits and surety payments,  including in the
Central  Bank of  Deposits;  to present for  payment as well as pay,  discharge, endorse,  negotiate,  accept or perform any kind of  transaction  with regard to bank drafts and credits;  to present  postal orders for payment as well as claim payment  of  such  amounts  as may  be  owing  to the  company  from  any  cause whatsoever,  including  the  claiming  of  payment  of sums of  money  from  the
Department  of  Finance.  The  aforegoing  does  not  constitute  an  exhaustive enumeration  of the Board's  executive  powers,  but is rather of an explanatory nature.

The Board of Directors may confer and revoke all kinds of powers, including that of commercial  agent and the  authorisation  of barristers and solicitors of the courts for the purposes of lawsuits.

Article 10

The  Board of  Directors  shall  have a minimum  of three and a maximum  of five members.  If any vacancy  should  arise during the period for which any director was  appointed,  the Board of  Directors  may fill the vacancy by  appointing  a shareholder  to the  Board,  who shall hold the  office  until the next  General
Meeting of Shareholders.

The Board of Directors  shall appoint a president and a secretary,  it not being necessary  for the  latter to be a  director,  in which case he shall be able to address the Board without having any right to vote.

The Board of Directors  shall hold  meetings  whenever the  president  should so decide or when two of its members  should  request such a meeting.  A meeting of the Board of Directors shall be validly  convened when fifty percent plus one of the Board's members is present,  either in person or by way of representation by another  member  of  the  Board.  Members  of  the  Board  shall  appoint  their representatives by way of a letter addressed to the president of the Board.

Resolutions  of the Board of Directors  shall be adopted when three  quarters of the  members  vote in  favour  thereof,  except  in the  instances  of  managing directors  and  members  of  the  executive  committee.  In the  last  mentioned instance,  an  absolute  majority  vote of the members  present at the  relevant meeting, whether in person or by way of representation,  shall be required, such meetings being called by the president or whomsoever may be acting as president.
The president shall have a casting vote in the event of a deadlock.

A vote taken by way of a circular  letter and  without  there  being any meeting shall be valid, provided that there be no opposition by any director. The debate held at the  meetings  with regard to its  resolutions  shall be recorded in the minutes, which shall be signed by president and secretary.

Article 11

It is not necessary to be a shareholder  of the company in order to be appointed as member of the Board of Directors. The members of the Board shall be appointed by the General Meeting of Shareholders for a period of FIVE YEARS.

Persons who are hit by the legal provisions relating to incompatibility shall be excluding from holding office as directors of the company.

Article 12

The company's  financial year shall end on the  thirty-first  day of December of each year.

Article 13

The Board of Directors is obliged to draw up the company's annual statements, as well  as the  management  report  and a  proposal  for the use to be made of the profits,  within a maximum of three months as calculated from the closing of the company's  financial year. The annual  statements,  which shall be signed by all the directors,  shall consist of a balance sheet,  the profit and loss statement and the company's annual report. These documents, which shall form a unit, shall be drawn up in a lucid manner and shall  reflect the  situation of the company's assets, its financial position and its results in accordance with the provisions of the Act and the Commercial Code.

Article 14

The shareholders shall have the right to consult, whether alone or together with an expert,  the company's  annual  statements and all  background  documentation during the period intervening between the giving of notice of and the holding of a General  Meeting of  Shareholders.  The right of the minority  shareholders to appoint  an  auditor  for the  account  of the  company  shall  not  entail  any limitation of the aforesaid  right.  Similarly,  any shareholder  shall have the right,  from the moment that notice of a General Meeting is given, to obtain the documents that are to be submitted for approval at the General  Meeting from the company  immediately  and free of  charge.  The last  mentioned  right  shall be mentioned in the notice of the General Meeting of Shareholders.

Article 15

The General  Meeting of Shareholders  shall  determine  which  percentage of the liquid profit shown by the company in each financial  year,  after  deduction of the amount to be  appropriated  to the legal  reserve  and after any other legal obligations  have been met,  is to be withheld  for the  purposes of a voluntary reserve fund.

DISSOLUTION AND WINDING-UP

Article 16

The  company  shall be wound up on any of the  grounds  envisaged  in the Public
Companies Act. The liquidators,  who shall always be of uneven number,  shall be appointed by the General Meeting of Shareholders.

Article 17

After  all the  claims of  creditors  have  been  satisfied,  or after the funds necessary to satisfy their claims have been  assigned,  any equity  remaining in the company shall be distributed amongst the shareholders in proportion to their respective number of shares.

ARBITRATION - Any litigious  company  matters that may arise between the company and its directors or  shareholders,  or between the companies  directors and its shareholders,  or between the  shareholders  themselves,  shall be submitted for
institutional   arbitration  to  the  Arbitration  Tribunal  of  the  Catalonian
Association of Arbitration at Barcelona,  the  arbitration  tribunal in question also being  entrusted with the  appointment of the arbitrator and the conduct of the arbitration proceedings in accordance with its regulations.  The decision of the said arbitration tribunal shall be binding.  Matters that are not subject to free will are excluded from the obligatory submission to arbitration.